Exhibit 5.3

ONE SHELL PLAZA	ABU DHABI
HOUSTON
910 LOUISIANA	AUSTIN	LONDON
HOUSTON, TEXAS	BEIJING	MOSCOW
77002-4995	BRUSSELS	NEW YORK
TEL +1 713.229.1234	DALLAS	PALO ALTO
FAX +1 713.229.1522	DUBAI	RIYADH
BakerBotts.com	HONG KONG	WASHINGTON

June 26, 2014

EQT Midstream Partners, LP

EQT Midstream Finance Corporation

Subsidiary Guarantors Listed on Schedule A of the Amendment

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

We have acted as counsel to EQT Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), EQT Midstream Finance Corporation, a Delaware corporation (“Finance Corp.”), and the entities listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-3 (No. 333-189719) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

You have provided us with a draft of the Amendment in the form in which it will be filed. The Amendment registers the offering and sale of the guarantees (the “Guarantees”) by EQM Gathering Holdings, LLC, a Delaware limited liability company, and EQM Gathering Opco, LLC, a Delaware limited liability company (the “Additional Guarantors”), of unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness, which may be co-issued by Finance Corp. (the “Debt Securities” and, together with the Guarantees, the “Securities”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Amendment, Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Guarantees.

In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined (i) the First Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, (ii) the First Amended and Restated Limited Liability Company Agreement of EQT Midstream Services, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iii) the Certificate of Incorporation of Finance Corp. and the Bylaws of Finance Corp., each as amended to the date hereof, (iv) the certificate of formation, limited liability company agreement and other governing documents of each of the Additional Guarantors, (v) the forms of the Partnership’s senior and subordinated indentures filed as exhibits to the Registration Statement (collectively, the “Indentures”), (vi) originals, or copies certified or otherwise identified, of the corporate, partnership and limited liability company records of the Partnership, the General Partner, Finance Corp. and each of the Additional Guarantors, including minute books of the General Partner and Finance Corp. as furnished to us by the General Partner and Finance Corp., (vii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, the

General Partner, Finance Corp. and each of the Additional Guarantors, statutes and other instruments and documents, and (viii) the Registration Statement and the prospectus contained therein (the “Prospectus”) as a basis for the opinions hereafter expressed.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including the Amendment and any other post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine; and (vii) (a) the Guarantees and the supplemental indenture governing the Debt Securities (collectively, the “Documents”) will be governed by the laws of the State of New York, (b) each of the Documents will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Additional Guarantors, enforceable against them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (1) breaches of, or defaults under, agreements or instruments, (2) violations of statutes, rules, regulations or court or governmental orders, or (3) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Based upon and subject to the foregoing, we are of the opinion that with respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Partnership, Finance Corp. (as applicable), the Subsidiary Guarantors and the trustee thereunder, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership, Finance Corp. (as applicable) and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp. (as applicable) and the Subsidiary Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Additional Guarantors, enforceable against such Additional Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the Delaware Limited Liability Company Act and applicable federal law of the United States of America, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.3 to the Amendment. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

Schedule I

Subsidiary Guarantors

1.            Equitrans, L.P., a Pennsylvania limited partnership

2.            Equitrans Investments, LLC, a Delaware limited liability company

3.            Equitrans Services, LLC, a Delaware limited liability company

4.            EQM Gathering Holdings, LLC, a Delaware limited liability company

5.            EQM Gathering Opco, LLC, a Delaware limited liability company